UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SWK HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0435679
(State of Incorporation or Organization)	(IRS Employer Identification No.)

14755 Preston Road, Suite 105, Dallas, TX	75254
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: Not Applicable

Securities to be registered pursuant to Section 12(b) of the Act:

Title Of Each Class To Be So Registered	Name Of Each Exchange On Which Each Class Is To Be Registered
N/A	N/A

Securities to be registered pursuant to Section 12(g) of the Act:

Preferred Stock Purchase Rights

(Title of Class)

REMOVAL FROM REGISTRATION

This Form 8-A/A is filed by SWK Holdings Corporation (the “Company”) to reflect the expiration of the preferred stock purchase rights registered on Form 8-A, filed by the Company (then known as Kana Software, Inc.) on January 31, 2006. The sole purpose of this filing is to deregister those preferred stock purchase rights.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 18, 2016

SWK HOLDINGS CORPORATION

By:	/s/ Winston Black
Winston Black
Chief Executive Officer